DATED 23 February 2007

LEGACY GLOBAL RESOURCES LIMITED

AND

FENG SHU SHUN (冯书顺)

DEED OF GUARANTEE

CERTIFIED TRUE COPY

SUSAN SIM
Advocate & Solicitor
Singapore

DREW & NAPIER LLC

CONTENTS

DEED OF GUARANTEE

Date: 23 February 2007

To: **LEGACY GLOBAL RESOURCES LIMITED** (Certificate of Incorporation No.: 146804B), the Commonwealth of the Bahamas and having its mailing address at 233 Tai Cang Road, #06-07 The Platinum, Luwan District, Shanghai 200020, PRC (***Lender***, which term shall include his successors, nominees and assigns).

In consideration of the Lender at my request agreeing to grant a loan of an aggregate principal amount of United States Dollar Twelve Million (US$12,000,000) (***Loan***) to **ELWIN GROUP LIMITED** (Company No.: 622649) of Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (***Borrower***) on the terms and conditions of a Convertible Loan Agreement dated 23 February 2007 made between the Borrower as borrower and the Lender as lender (***Agreement***, which expression shall include any amendment, variation or supplement to the same from time to time and upon the security, *inter alia*, of the Security Documents)

I, Feng Shu Shun (冯书顺) (Passport No.: G02810718), of care of 507, 21-1 Wenyi Road, Shenhe District, Shenyang City, Liaoning Province, PRC 110000 (***Guarantor***, which expression shall include the personal representative of the Guarantor) HEREBY UNCONDITIONALLY AND IRREVOCABLY UNDERTAKE with the Lender as follows:

1. DEFINITIONS

1.1 In this Guarantee, all terms and references used but not defined or construed in this Guarantee but which are defined or construed in the Agreement shall, unless the context otherwise requires, have the same meaning and construction in this Guarantee.

Security Documents means collectively the Elwin Charge, this Guarantee and any other security documents executed or to be executed in favour of the Lender.

United States Dollar and the sign ***US$*** respectively mean the lawful currency of the United States of America.

1.2 In this Guarantee, unless and except to the extent that the context otherwise requires:

(a) "borrowed money" includes any indebtedness for or in respect of money borrowed or raised (whether or not for a cash consideration), by whatever means (including acceptances, deposits and leasing), or for the deferred purchase price of assets or services;

(b) a "guarantee" includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of

assets or services, or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or to otherwise be responsible for, any indebtedness of any other person;

(c) "indebtedness" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money;

(d) a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);

(e) "security" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets, rights or interest of whatsoever nature or any agreement for any of the same;

(f) the words "hereof", "herein", "hereon" and "hereunder" and words of similar import, when used in this Guarantee, refer to this Guarantee as a whole and not to any particular provision of this Guarantee;

(g) words importing the singular number include the plural number and vice versa;

(h) words importing the masculine gender shall include the feminine and neuter genders and *vice versa*;

(i) references to any agreement or document shall include such agreement or document as amended, varied, novated, supplemented or replaced from time to time;

(j) references to the words "variation" shall include any amendment, supplement, deletion or replacement however effected;

(k) references to Parties and Clauses are references to parties and clauses of this Guarantee respectively;

(l) references to any statute, legislation or regulation shall be deemed to be references to that statute, legislation or regulation from time to time amended or re-enacted with or without modification;

(m) references to any legal term used in any applicable jurisdiction (other than Singapore) for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any other legal concept shall be deemed to include the legal concept which most nearly approximates in Singapore to that legal term; and

(n) the headings to the Clauses herein shall not be deemed to be a part of or be taken in consideration in the interpretation or construction of this Guarantee.

1.3 Terms used but not defined otherwise in this Guarantee shall have the meanings set out in the Agreement.

2. GUARANTEE

The Guarantor unconditionally and irrevocably guarantees that, if for any reason the Borrower does not pay any sum payable by it under the Agreement by the time and on the date specified in the Agreement (whether on the normal due date, on acceleration or otherwise), the Guarantor will on demand in writing by the Lender pay that sum forthwith notwithstanding any objections from the Borrower. The Guarantor hereby waives any notice of default by the Borrower and waives any right to require the Lender to (a) proceed against the Borrower (b) proceed against or exhaust any security given by the Borrower or any person; or (c) pursue any other remedy in the Lender's power whatsoever. The Guarantor hereby guarantees as aforesaid the due performance by the Borrower of all other obligations of the Borrower under the Agreement.

3. INDEMNITY

3.1 As a separate, additional, continuing, primary and independent stipulation, the Guarantor hereby unconditionally and irrevocably undertakes to keep the Lender indemnified fully and completely against every reasonable loss, cost, charge and expense whatsoever, legal and otherwise, which the Lender may sustain, suffer or incur as a consequence of any breach of this Guarantee.

3.2 If the Lender implements its rights hereunder, all reasonable monies expended by the Lender shall on demand be repaid by the Guarantor to the Lender.

4. CONTINUING GUARANTEE

The obligations of the Guarantor under this Guarantee will remain in full force and effect by way of continuing security until no sum remains to be lent or remains payable by the Borrower under the Agreement. Furthermore, these obligations are additional to, and not inclusive of, any other security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise. The Guarantor irrevocably waives all notices and demands whatsoever.

5. GUARANTOR AS PRINCIPAL DEBTOR

As between the Guarantor and the Lender but without affecting the Borrower's obligations, the Guarantor shall be liable under this Guarantee as if the Guarantor is the sole principal debtor and not merely a surety. Accordingly, the Guarantor shall not be discharged, nor shall his liabilities be affected by anything which would not discharge him or affect his liability if he was the sole principal debtor (including but not limited to (a) any time, indulgence, waiver or consent at any time given to the Borrower or the Guarantor, (b) any amendment to any Security Document or any other security or other guarantee or indemnity, right, remedy or lien in respect of the Total Indebtedness, (c) the making or absence of any demand on the Borrower or any other person for payment of the Total Indebtedness, (d) the enforcement or absence of enforcement of any Security Document or any other security or other guarantee or indemnity, right, remedy or lien in respect of the Total Indebtedness, (e) the release of any other security, guarantee or indemnity, right, remedy or lien in respect of the Total Indebtedness, (f) the insolvency,

bankruptcy, winding-up, amalgamation, reconstruction or reorganisation of the Borrower or the Guarantor or (g) the illegality, invalidity or unenforceability of or any defect in any provision of any Security Document).

6. SUBORDINATION

Any indebtedness of the Borrower now or hereafter held by the Guarantor shall be subordinated to the Total Indebtedness and such indebtedness of the Borrower to the Guarantor if the Lender so requires shall be collected, enforced and received by the Guarantor as trustee for the Lender and shall be paid over to the Lender on account of the Total Indebtedness but without reducing or affecting in any manner the Guarantor's liabilities hereunder until all monies and liabilities hereby guaranteed have been fully paid to the Lender.

7. WAIVER OF DEFENCES

This Guarantee shall not be prejudiced, diminished or affected in any way nor shall the Guarantor be released or exonerated by any of the matters following:

(a) any increase, decrease, extension, renewal or re-structure of the Loan extended to the Borrower from time to time or any variation of any terms and conditions of the Security Documents with or without the Guarantor's consent;

(b) any moratorium or other period staying or suspending by statute or the order of any court or other authority all or any of the Guarantor's rights, remedies or recourse against the Borrower or any other person;

(c) any time, forbearance, abandonment, release or discharge (wholly or partially), concession or other indulgence given or extended to the Borrower;

(d) any compromise, composition or arrangement made with the Borrower of which the Lender shall make with the Guarantor's consent or notice;

(e) any legal limitation on, insufficiency in the borrowing powers, disability, incapacity of the Borrower; or

(f) any irregularity, unenforceability or invalidity of any obligation of the Borrower or any other person under any Security Document to the intent that the Guarantor's obligations under this Guarantee shall remain in full force and effect and this Guarantee shall be construed accordingly as if there were no such irregularity, unenforceability or invalidity.

8. RETENTION OF MONIES

Should the Borrower be wound up, the Lender may (notwithstanding payment to him by the Guarantor or any other person of any monies hereby guaranteed) rank as creditor and prove in the winding up of that Borrower for the whole amount outstanding against that Borrower but the full amount hereby guaranteed shall be payable by the Guarantor until the Lender shall have received from all sources one hundred per cent. (100%) of all sums outstanding against the Borrower under the Agreement.

9. AVOIDANCE OF PAYMENTS

No assurance, security or payment which may be avoided under any law relating to bankruptcy or insolvency or under Section 329 or 330 of the Companies Act (Cap. 50), and no release, settlement or discharge given or made by the Lender on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Lender to enforce the security constituted by this Guarantee in respect of the full extent of the monies thereby secured. Any such release, settlement or discharge shall be deemed to be made subject to the condition that it will be void if any payment or security which the Lender may previously have received or may thereafter receive from any person in respect of the Total Indebtedness is set aside under any applicable law or proves to have been for any reason invalid.

10. GUARANTOR NOT TO PROVE IN COMPETITION

Until all monies due or owing by the Borrower to the Lender shall have been fully paid and all its liabilities to the Lender shall have been satisfied and discharged, the Guarantor will not prove in competition with the Lender for any monies owing by the Borrower to the Guarantor on any account whatsoever and/or in respect of any monies due or owing from the Borrower to the Lender nor take any steps to enforce any rights against the Borrower or receive or claim or have the benefit of any payment or distribution from or on account of the Borrower or exercise any right of set-off or counterclaim against the Borrower but will give to the Lender the benefit of any proof which the Guarantor may be able to make in the liquidation of the Borrower or in any arrangement or composition with creditors.

11. CHANGES IN CONSTITUTION OF BORROWER OR GUARANTOR

This Guarantee shall not be determined or in any way prejudiced or affected by:

(a) any change in the constitution of the Borrower, whether by way of amalgamation, consolidation, reconstruction or otherwise but shall enure and be available for all intents and purposes as if the new or amalgamated or resulting company or concern had been the one whose obligations were originally guaranteed;

(b) any amalgamation, reconstruction or sale of all or any part of the Lender's undertaking and assets to another company, whether the company with which the Lender amalgamates or the company to which the Lender transfers all or any of its assets either on a reconstruction or sale as aforesaid shall or shall not differ in its objects, character and constitution from the Lender, it being the Guarantor's intent that this Guarantee shall remain valid and effectual for all purposes and in all respects in favour of against and with reference to any such company and that the benefit of this Guarantee and all rights conferred upon the Lender hereby may be assigned to and enforced by any such company and proceeded on in the same manner to all intents and purposes as if such company had been named herein instead;

(c) the death, insanity or any other disability or incapacity of the Guarantor; or

(d) any winding-up (whether voluntary or compulsory), judicial management, amalgamation or reconstruction of or affecting the Borrower or any defect, informality or insufficiency of the Borrower's borrowing powers.

12. GUARANTEE AS PRIMARY OBLIGATION

This Guarantee shall be a primary obligation of the Guarantor and the Lender shall not be obliged before enforcing this Guarantee to make any demand on the Borrower or to take proceedings or obtain any judgment against the Borrower in any court in any jurisdiction or to make or file any claim in a bankruptcy, insolvency, liquidation or judicial management of the Borrower or to enforce against any property of the Borrower or any other security held by the Lender in respect of any obligation or liability of the Borrower.

13. CHANGES IN THE GUARANTOR

This Guarantee shall be a continuing security binding on the Guarantor and his successors. This Guarantee shall not be determined or affected by the bankruptcy of the Guarantor but shall in all respects and for all purposes be binding and operative.

14. SECURITY TO BE HELD ON TRUST

Any security now or hereafter held by or for the Guarantor from the Borrower in respect of the Guarantor's liabilities hereunder shall be held in trust for the Lender and as security for the Guarantor's liabilities hereunder. For the avoidance of doubt, nothing in this Guarantee is intended to create a registrable charge.

15. REPRESENTATION AND WARRANTIES

15.1 The Guarantor hereby represents and warrants to and for the benefit of the Lender as follows:

(a) the Guarantor is a citizen of the People's Republic of China and has full power and capacity to own and operate his properties and other assets;

(b) that this Guarantee when executed and delivered to the Lender will constitute legal, valid, binding and enforceable obligations of the Guarantor;

(c) that all approvals, consents, acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of this Guarantee to constitute the same legal, valid, binding and enforceable obligations of the Guarantor, have been done, performed and have happened in due and strict compliance with all applicable laws and regulations;

(d) the Guarantor's entry into, exercise of his rights and/or performance of or compliance with his obligations under this Guarantee does not and will not violate (i) any law, regulation, ordinance, decree or similar enactment to which the Guarantor is subject; or (ii) any agreement, mortgage, trust deed, contract, concession, instrument, law, regulation, judgment, order, license, permit or consent to which the Guarantor is subject or which is binding on him or his assets, and do not and will not result in the existence of, or oblige him to create, any security over those assets;

(e) that there are no litigation, arbitration or administrative proceedings (current, pending, threatened or otherwise) before any court, tribunal, government agency or administrative body by, against or affecting the Guarantor which if adversely determined would materially affect a) the condition (financial or otherwise) of the

Guarantor; or b) the ability of the Guarantor to perform and discharge his obligations under any this Guarantee;

(f) that the Guarantor is solvent and that no steps have been taken or are being taken for the bankruptcy of the Guarantor, or to appoint a receiver, trustee, administrator, agent or such other officers in similar capacity over the Guarantor; and

(g) that all information in this Guarantee was when given, and remains, true, complete and accurate in all material respects.

15.2 Each of the representations and warranties contained in the preceding sub-Clause shall (a) be separate and independent and save as expressly otherwise provided shall not be limited by reference to anything in this Guarantee; and (b) survive and continue to have full force and effect after the execution of this Guarantee. The Guarantor hereby warrants to the Lender that the above representations and warranties will be true and correct and fully observed until the Total Indebtedness is fully paid as if repeated thereby by reference to the then existing circumstances.

16. UNDERTAKINGS

16.1 The Guarantor undertakes to comply with all his obligations as set out in the Agreement.

17. TAX AND GROSSING UP

17.1 All sums payable by the Guarantor under or in connection with this Guarantee shall be made in United States Dollars, and all sums payable by the Guarantor under this Guarantee shall be paid (a) free of any restriction or condition, (b) free and clear of and (except to the extent required by law) without any deduction or withholding on account of any tax and (c) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise. If (i) the Guarantor is required by law to make any deduction or withholding on account of any such tax or other amount from any sum paid or payable by the Guarantor to the Lender, or (ii) the Lender is required by law to make any deduction or withholding from, or (except on account of tax on the overall net income of that party) any payment on or calculated by reference to the amount of, any sum received or receivable by the Lender from the Guarantor under this Guarantee, (A) the Guarantor shall notify the Lender of any such requirement or any change in any such requirement as soon as the Guarantor becomes aware of it, (B) the Guarantor shall pay any such tax or other amount within seven (7) days of the Lender's notification thereof and in any event before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Guarantor) for its own account or (if that liability is imposed on the Lender) on behalf of and in the name of the Lender, (C) the sum payable by the Guarantor in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that its amount is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Lender receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what he would have received and so retained had no such deduction, withholding or payment been required or made, and (D) the Guarantor must, as soon as it is required by law to do so, pay over to the relevant taxation or other authorities the full amount of the

deduction or withholding made by the Guarantor and as soon as practicable after such payment furnish to the Lender such documentation as it may require for the purpose of its own taxation authorities or such other evidence to the relevant authorities (and as may be acceptable to the relevant authorities) of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

17.2 Any amount received or recovered in a currency other than United States Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency or winding-up of the Guarantor or otherwise) by the Lender in respect of any sum expressed to be due to the Lender from the Guarantor under this Guarantee shall only constitute a discharge to the Guarantor to the extent of the United States Dollar amount which the Lender is able to purchase at the prevailing market exchange rate on the date of that receipt or recovery with the amount so received or recovered in that other currency .

17.3 If that dollar amount is less than the United States Dollar amount expressed to be due to the Lender under this Guarantee, the Guarantor shall indemnify the Lender against any loss sustained by the Lender as a result thereof. To the extent that the amount of such payment actually received by the Lender when so converted at the then prevailing market rate of exchange exceeds this amount in United States Dollars expressed to be due, the Lender shall pay to the Guarantor an amount equal to the excess.

17.4 These indemnities constitute a separate and independent obligation from the other obligations in this Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Guarantee or any judgment or order.

18. Remedies, Waivers and Consents

The Lender may from time to time and at any time waive either unconditionally or on such terms and conditions as he may deem fit any breach by the Guarantor of any of the undertakings, stipulations, terms and conditions herein contained and any modification thereof but without prejudice to its powers, rights and remedies for enforcement thereof, provided always that:

(a) neither any neglect or forbearance of the Lender to require and enforce payment of any monies hereunder or the performance and observance of any undertakings, stipulations, terms and conditions herein contained, nor any time which may be given to the Borrower or the Guarantor shall in any way prejudice or affect any of the rights, powers or remedies of the Lender at any time afterwards to act strictly in accordance with the provisions hereof; and

(b) no such waiver of any such breach as aforesaid shall prejudice the rights of the Lender in respect of any other or subsequent breach of any of the undertakings, stipulations, terms or conditions aforesaid.

19. No Discharge

The liabilities of the Guarantor hereunder shall not be discharged by reason of the fact that any person is or has become in any way, whether with or without the Lender's acceptance, liable to pay any of the monies owing by the Borrower or the Guarantor hereunder.

20. SET-OFF

20.1 The Guarantor authorises the Lender to apply (without prior notice) any credit balance (whether or not then due) to which he is at any time beneficially entitled on any account at any office of the Lender and/or its agents in or towards satisfaction of any sum, monies, obligations and liabilities then due from him under this Guarantee, whether such liabilities be primary or collateral provided that no such debiting shall be deemed to be a waiver of any Event of Default. The Lender shall not be obliged to exercise any of his rights under this Clause, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which he is at any time otherwise entitled (whether by operation of law, contract or otherwise). Where such set-off or transfer requires the conversion of one currency into another, the Lender is hereby authorised to effect such conversion at the prevailing market exchange rate.

20.2 Without prejudice to the preceding sub-Clause, the Lender shall be entitled (but shall not be obliged) at any time and without any notice to the Guarantor to combine, consolidate or merge all or the Guarantor's accounts and liabilities whether singly or jointly with any other person and may transfer or set off any sums in credit in such accounts in or towards satisfaction of the Guarantor's liabilities whether actual or contingent, primary or collateral.

21. CERTIFICATES

A certificate by the Lender as to any sum payable to him under this Guarantee and any other certificate, determination, notification or opinion of the Lender provided for in this Guarantee, shall be conclusive, save for manifest error.

22. COSTS AND EXPENSES

The Guarantor shall pay:

(a) **Enforcement Expenses**: on demand, all costs and expenses (including legal fees) incurred by the Lender in the administration of, or by the Lender in protecting or enforcing or in contemplation of protecting or enforcing any rights under any Security Document and/or any such amendment, supplement or waiver; and

(b) **Taxes and Duties**: promptly, and in any event before any interest or penalty becomes payable, any stamp, documentary, registration or similar tax or fee payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of this Guarantee and/or any such amendment, supplement or waiver.

23. COMMUNICATIONS

23.1 Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served hereunder by one Party to or on another Party may be delivered personally or sent by prepaid registered post or by facsimile transmission to the address or addresses herein specified of the other Party and shall be deemed to be duly served:

(a) if it is personally delivered, at the time of delivery;

(b) if it is sent by prepaid registered post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail); and

(c) if it is sent by facsimile transmission, upon receipt of transmission.

provided that in each case where delivery occurs after 6pm on a Business Day, or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this Clause are to Singapore time.

23.2 For the purpose of this Clause, the addresses, telephone and fax numbers of the Parties are as follows or shall be such other address as a Party may from time to time notify the other Party in writing:

(a) The Lender

Address	: 233 Tai Cang Road, #06-07 The Platinum, Luwan District, Shanghai 200020, PRC
Telephone	: +86 21 63860600
Facsimile	: +86 21 63860601
Attention	: Mr. Vincent Lau

(b) The Guarantor

Address	: c/o 507, 21-1 Wenyi Road, Shenhe District, Shenyang City, Liaoning Province, PRC 110000
Telephone	: +86 24 31296178
Facsimile	: +86 24 31296178

23.3 A Party may notify the other Party of a change to its name, relevant addressee, address or fax number for the purposes of this Clause, provided that, such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than 5 Business Days after the date on which notice is given, the date following 5 Business Days after notice of any change has been given.

23.4 In proving such service, it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown on it or into the custody of the postal authorities as a pre-paid recorded delivery, special delivery or registered post letter, or that the facsimile transmission was received by production of a valid and relevant facsimile transmission sheet, as the case may be.

24. ASSIGNMENT

24.1 This Guarantee shall benefit and be binding on the Parties, their respective successors and any permitted assignee or transferee of all or any part of a Party's rights or

obligations under this Guarantee. Any reference in this Guarantee to any Party shall be construed accordingly.

24.2 The Guarantor may not assign or transfer all or any part of his rights or obligations under this Guarantee.

24.3 The Lender may assign or transfer all or any part of its rights or obligations under this Guarantee with the consent of the Guarantor. Any such assignee or transferee shall be and be treated as the Lender for all purposes of this Guarantee and shall be entitled to the full benefit of this Guarantee to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it. All costs for such transfer will be borne by the Lender.

24.4 Where the Lender transfers its obligations or any part thereof under the preceding sub-Clause, the Guarantor shall execute such documents as are necessary to release the Lender to the extent of the transfer and join the transferee as a party to this Guarantee and any document related hereto or in connection with this Guarantee, as the case may be.

25. DISCLOSURE

Each Party shall keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) any information relating to the contents of this Guarantee, whether oral, written or in electronic form or any other media, save for the disclosure on a "need to know" basis to a related company where the disclosure is for a purpose reasonably incidental to this Guarantee, or where the disclosure of information is required by law, any court, regulatory or other competent authority.

26. SEVERABILITY

In case any provision in this Guarantee shall be, or at any time shall become invalid, illegal or unenforceable in any respect under any law of any jurisdiction, (a) such invalidity, illegality or unenforceability shall not affect its validity, legality or enforceability under the law of any other jurisdiction; and (b) such provision shall (to the extent that it is invalid, illegal or unenforceable) be given no effect in that jurisdiction and shall not in any way affect or impair any other provisions of this Guarantee in any jurisdiction and this Guarantee shall be construed as if such provision (to the extent that it is invalid, illegal or unenforceable) had never been contained herein or therein in that jurisdiction.

27. GUARANTEE AS SECURITY

This Guarantee is in addition to and shall not merge with or otherwise prejudice or affect any other right, remedy, guarantee, indemnity or security of the Lender.

28. INCONSISTENCY

In the event of any inconsistency between the terms and provisions of this Guarantee and the Agreement, the terms and provisions of the Agreement shall prevail, provided that any amplification or elaboration of a term shall not be construed as an inconsistency of the same.

29. DISCHARGE AND RELEASE

The Lender shall be at liberty to release or discharge the Guarantor from liability under this Guarantee or to compound with, accept compositions from or make any other arrangements with the Guarantor.

30. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT (CAP. 53B)

A person who is not a party to this Guarantee shall have no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce or enjoy any of its terms.

31. GOVERNING LAW AND JURISDICTION

This Guarantee shall be governed by, and construed in accordance with, the laws of Singapore and the Guarantor hereto submits to the non-exclusive jurisdiction of the courts of Singapore.

IN WITNESS WHEREOF the Guarantor has hereunto set his hands and seal the day and year first abovewritten.

The Guarantor

SIGNED SEALED and DELIVERED)
By **FENG SHU SHUN (冯书顺)**)
in the presence of:)
Susan Sim

On this 23 February 2007 before me, SUSAN SIM
an Advocate and Solicitor of the Supreme Court of the Republic of Singapore practising in Singapore personally appeared **FENG SHU SHUN (冯书顺)**, who of my own personal knowledge I know to be the identical persons whose name "Feng shushun (冯书顺)" is subscribed to the within written instrument and who acknowledged that he had voluntarily executed this instrument.

Witness my hand this 23 February 2007.